SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              November 5, 2002

Lake Area Corn Processors, LLC

(Exact Name of Registrant as Specified in Charter)

South Dakota	333-66552	46-0459188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46269 SD Highway 34 P. O. Box 100 Wentworth, South Dakota	57075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 483-2676

Lake Area Ethanol, LLC
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

                The Registrant’s Board of Managers approved a four-for-one split of the Registrant’s outstanding Class A capital units effective November 1, 2002.  A copy of the newsletters mailed to members describing and announcing the stock split is attached hereto as Exhibit 99.1.

                The Registrant’s Board of Managers has accepted John Silvernail’s resignation from the Board effective July 31, 2002.  Mr. Silvernail indicated he was resigning for personal reasons.  The Board of Managers has not yet made any determination with respect to when or if it will fill the vacancy created by Mr. Silvernail’s resignation.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

99.1	Portion of Newsletter mailed to members on November 1, 2002 announcing the stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Date: November 5, 2002	By	/s/ Gregory Van Zanten
Gregory Van Zanten
	Its	Chief Executive Officer

EXHIBIT INDEX

99.1	Portion of newsletter mailed to members on November 1, 2002 announcing the stock split.